Exhibit 99.2

Ocean Power Technologies Receives Approximately $1.5 Million

U.S. Coast Guard Order for Installation and Deployment of Operational Buoy Systems

MONROE TOWNSHIP, N.J., February 24, 2026 — Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), today announced it has received an approximate $1.5 million Purchase Order from the United States Coast Guard (USCG) for the installation and deployment of buoy systems previously ordered.

This award completes the acquisition cycle and enables near-term fielding of the systems in support of Department of Homeland Security (DHS) maritime security missions. The Company expects this order to contribute to near-term revenues as installation and deployment activities commence.

Under the scope of work, OPT will execute deployment, commissioning, and operational activation to ensure the systems are fully integrated and mission ready. The buoys are expected to enter active service shortly following installation.

Jason Weed, SVP Commercial Sales, noted “OPT’s expanding focus on defense and security has enabled us to engage more deeply with our customers, gain a clearer understanding of their evolving mission challenges, and deliver innovative solutions that were previously unavailable.

This strategic emphasis is directly aligned with the updated doctrine of the U.S. Department of Homeland Security and the U.S. Department of Defense to further strengthen Homeland Defense.”

The systems are designed to provide persistent offshore presence, enhancing surveillance, situational awareness, and operational effectiveness in demanding maritime environments. OPT’s responsibility spans manufacturing through installation and in-field support, ensuring continuity from delivery to operational performance.

This order reinforces OPT’s position as a trusted partner supporting Coast Guard and DHS objectives while driving meaningful near-term revenue impact.

For more information about Ocean Power Technologies, please visit www.OceanPowerTechnologies.com.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI-capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vehicles (USV’s) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results, including the performance of the PowerBuoys®, could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com